UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 9, 2024

Ziff Davis, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
114 5th Avenue, 15th Floor
New York, New York 10011
(Address of principal executive offices)

(212) 503-3500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZD	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Ziff Davis, Inc. (“the Board”) has appointed Neville Ray to serve as director of the Board effective January 9, 2024. Mr. Ray will serve on the Compensation Committee and the Environmental, Social and Governance Committee of the Board.

Mr. Ray will be compensated in accordance with the Company’s compensation policies for Board members as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 28, 2023, under the section titled “Director Compensation,” which is incorporated herein by reference.

There are no transactions or relationships between the Company and Mr. Ray that are reportable under Item 404(a) of Regulation S-K.

Mr. Ray is expected to stand for election to the Board at the Company’s 2024 Annual Meeting of Stockholders to be held in May 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziff Davis, Inc. (Registrant)

Date:	January 11, 2024	By:	/s/ Jeremy Rossen
Jeremy Rossen Executive Vice President, General Counsel and Secretary